CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated January 12, 2000, relating to the financial statements and financial highlights appearing in the November 30, 1999 Annual Report to Shareholders of Liberty Intermediate Tax-Exempt Fund (formerly Colonial Intermediate Tax-Exempt Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information of Liberty Intermediate Tax-Exempt Fund dated April 1, 2000, which have also been incorporated by reference into the Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 27, 2000